As filed with the Securities and Exchange Commission on August 4, 2026

Registration No. 333-281232
Registration No. 333-266879
Registration No. 333-255675
Registration No. 333-233182
Registration No. 333-148596
Registration No. 333-145182
Registration No. 333-138532
Registration No. 333-131933
Registration No. 333-120256
Registration No. 333-44222
Registration No. 333-39432
Registration No. 333-67430
Registration No. 333-99525
Registration No. 333-107710
Registration No. 333-117990
Registration No. 333-127156
Registration No. 333-152757
Registration No. 333-161229
Registration No. 333-168680
Registration No. 333-176181
Registration No. 333-183077
Registration No. 333-190355
Registration No. 333-213044
Registration No. 333-39430
Registration No. 333-84215
Registration No. 333-60517
Registration No. 333-60513
Registration No. 333-46937
Registration No. 333-32771
Registration No. 333-32239
Registration No. 333-09893
Registration No. 333-09683
Registration No. 333-01397
Registration No. 333-60256
Registration No. 333-82888
Registration No. 33-61783
Registration No. 33-61781

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-281232
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-266879
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-255675
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-233182
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-148596
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-145182
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-138532
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-131933
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-120256
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-44222
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-39430
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-84215
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60517
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60513
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-46937
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-32771
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-32239
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-09893
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-09683
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-01397
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60256
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-82888
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-61783
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-61781
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-39432
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-67430
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-99525
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-107710
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-117990
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-127156
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-152757
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-161229
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-168680
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-176181
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-183077
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-190355
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-213044
UNDER
THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2838567 (I.R.S. Employer Identification Number)

209 Redwood Shores Parkway Redwood City, CA (Address of Principal Executive Offices)	94065 (Zip Code)

2000 Equity Incentive Plan, as amended
2000 Employee Stock Purchase Plan, as amended
2019 Equity Incentive Plan
Glu Mobile Inc. 2007 Equity Incentive Plan
Glu Mobile Inc. 2008 Equity Inducement Plan
Glu Mobile Inc. 2018 Equity Inducement Plan
2007 Electronic Arts VGH Acquisition Inducement Award Plan
VG Holding Corp. 2005 Stock Incentive Plan, as amended
Certain Written Compensation Contracts
JAMDAT Mobile Inc. Amended and Restated 2000 Stock Incentive Plan
JAMDAT Mobile Inc. 2004 Equity Incentive Plan
Criterion Software Group Limited Approved Share Option Scheme
2000 Class A Equity Incentive Plan, as amended
2000 Class B Equity Incentive Plan, as amended
International Employee Stock Purchase Plan
1998 Directors’ Stock Option Plan
1991 Stock Option Plan
1991 Employee Stock Purchase Plan
Employee Stock Purchase Plan
Electronic Arts – Maxis, Inc. 1993 Stock Option Plan
Electronic Arts – Maxis, Inc. 1995 Stock Option Plan
Celebrity and Artist Stock Option Plan
Manley & Associates, Inc. 1994 Combined Incentive and Nonqualified Stock Option Plan

(Full Title of the Plans)

Jacob J. Schatz
Kyuli Oh
209 Redwood Shores Parkway
Redwood City, CA 94065
(650) 628-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joshua N. Korff, P.C.
Zoey Hitzert
Sarah Lipinski
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SHARES

These Post-Effective Amendments to the Registration Statements on Form S-8 (the “Post-Effective Amendments”) filed by Electronic Arts Inc., a Delaware corporation (the “Registrant”), relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (333-281232), filed with the Commission on August 5, 2024;
•	Registration Statement on Form S-8 (333-266879), filed with the Commission on August 15, 2022;
•	Registration Statement on Form S-8 (333-255675), filed with the Commission on April 30, 2021;
•	Registration Statement on Form S-8 (333-233182), filed with the Commission on August 9, 2019;
•	Registration Statement on Form S-8 (333-148596), filed with the Commission on January 10, 2008;
•	Registration Statement on Form S-8 (333-145182), filed with the Commission on August 7, 2007;
•	Registration Statement on Form S-8 (333-138532), filed with the Commission on November 9, 2006;
•	Registration Statement on Form S-8 (333-131933), filed with the Commission on February 17, 2006;
•	Registration Statement on Form S-8 (333-120256), filed with the Commission on November 5, 2004;
•	Registration Statement on Form S-8 (333-44222), filed with the Commission on August 21, 2000;
•	Registration Statement on Form S-8 (333-39430), filed with the Commission on June 16, 2000;
•	Registration Statement on Form S-8 (333-84215), filed with the Commission on July 30, 1999;
•	Registration Statement on Form S-8 (333-60517), filed with the Commission on August 3, 1998;
•	Registration Statement on Form S-8 (333-60513), filed with the Commission on August 3, 1998;
•	Registration Statement on Form S-8 (333-46937), filed with the Commission on February 26, 1998;
•	Registration Statement on Form S-8 (333-32771), filed with the Commission on August 4, 1997;
•	Registration Statement on Form S-8 (333-32239), filed with the Commission on July 28, 1997;
•	Registration Statement on Form S-8 (333-09893), filed with the Commission on August 9, 1996;
•	Registration Statement on Form S-8 (333-09683), filed with the Commission on August 7, 1996;
•	Registration Statement on Form S-8 (333-01397), filed with the Commission on March 1, 1996;
•	Registration Statement on Form S-8 (33-61783), filed with the Commission on August 14, 1995;
•	Registration Statement on Form S-8 (33-61781), filed with the Commission on August 14, 1995;
•	Registration Statement on Form S-8 (333-60256), filed with the Commission on May 4, 2001;
•	Registration Statement on Form S-8 (333-82888), filed with the Commission on February 15, 2002;
•
Registration Statement on Form S-8 (333-39432), filed with the Commission on June 16, 2000, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019;

•
Registration Statement on Form S-8 (333-67430), filed with the Commission on August 13, 2001, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019;

•
Registration Statement on Form S-8 (333-99525), filed with the Commission on September 13, 2002, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019;

•
Registration Statement on Form S-8 (333-107710), filed with the Commission on August 6, 2003, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019;

•
Registration Statement on Form S-8 (333-117990), filed with the Commission on August 6, 2004, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019;

•
Registration Statement on Form S-8 (333-127156), filed with the Commission on August 3, 2005, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019;

•
Registration Statement on Form S-8 (333-152757), filed with the Commission on August 4, 2008, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019;

•
Registration Statement on Form S-8 (333-161229), filed with the Commission on August 10, 2009, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019;

•
Registration Statement on Form S-8 (333-168680), filed with the Commission on August 9, 2010, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019;

•
Registration Statement on Form S-8 (333-176181), filed with the Commission on August 9, 2011, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019;

•
Registration Statement on Form S-8 (333-183077), filed with the Commission on August 3, 2012, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019;

•
Registration Statement on Form S-8 (333-190355), filed with the Commission on August 2, 2013, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019; and

•
Registration Statement on Form S-8 (333-213044), filed with the Commission on August 9, 2016, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on August 9, 2019.

On August 4, 2026, pursuant to the Agreement and Plan of Merger, dated as of September 28, 2025 (the “Merger Agreement”), by and among the Registrant, Oak-Eagle AcquireCo, Inc., a Delaware corporation (“Parent”), and Oak-Eagle MergerCo, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly-owned subsidiary of Parent.

As a result of the completion of the transactions contemplated by the Merger Agreement, including the Merger, the Registrant has terminated any and all offerings of its securities pursuant to existing registration statements, including the Registration Statements. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance but remain unsold at the termination of the offerings, the Registrant hereby removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 4th day of August, 2026.

ELECTRONIC ARTS INC.

By:	/s/ Jacob J. Schatz
Name:	Jacob J. Schatz
Title:	Executive Vice President of Global Affairs & Chief Legal Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.